WHITE AND WILLIAMS
                                One Liberty Place
                      Philadelphia, Pennsylvania 19103-7395

                                  215-864-7000


                                                      November 29, 1996

V Band Corporation
565 Taxter Road
Elmsford, NY 10523

             Re: V Band Corporation Amended and Restated 1982
                 Incentive Stock Option Plan, as amended 1996


Ladies and Gentlemen:

               We have acted as counsel for V Band Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended of an additional 687,888 shares of the Company's Common Stock, $.01 par value (the "Common Stock") which may be issued pursuant to the V Band Corporation Amended and Restated 1982 Incentive Stock Option Plan, as amended 1996 (the "Plan").

               In connection with such representation, we have examined the following documents:

                  1. The Certificate of Incorporation of the
                     Company;

                  2. The By-laws of the Company;

                  3. Resolutions of the Board of Directors and
                     shareholders of the Company regarding the Plan;

                  4. The Plan.

               In addition to the foregoing, we have conferred with various officers of the Company and made such additional investigations of fact as we deemed necessary for purposes of this opinion.
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V Band Corporation
November 26, 1996
Page Two

               Based on the foregoing, it is our opinion that the Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

               We  hereby   consent  to  all  references  to  our  firm  in  the
Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.



                                                      Very truly yours,



                                                      /s/WHITE AND WILLIAMS
                                                      ---------------------
                                                         WHITE AND WILLIAMS